SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AFL-CIO Housing Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies: _______________________

2)    Aggregate number of securities to which transaction applies: _______________________

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________

4)    Proposed maximum aggregate value of transaction: ______________________________

5)    Total fee paid: _______________

☐  Fee paid previously with preliminary materials:

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule

0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)    Amount previously paid:

2)    Form, Schedule or Registration Statement No.:

3)    Filing Party:

4)    Date Filed:

March 14, 2018

TO PARTICIPANTS, AFL-CIO HOUSING INVESTMENT TRUST

Enclosed is the Notice of a Special Meeting of Participants of the AFL-CIO Housing Investment Trust and a Proxy Statement describing the proposal to elect a Class III Management Trustee and other such matters as may properly come up at the meeting or any adjournment or adjournments thereof.

Also enclosed is a proxy card for each Participant noting the exact name in which those Units are registered. A Participant that does not wish to send a representative to the meeting should vote its Units by mail, Internet or telephone, as described herein, as soon as possible.

Sincerely,

/s/ Stephen Coyle

Stephen Coyle
Chief Executive Officer

Please Vote Promptly Commencing on March 14, 2018

SC/mo

opeiu #2, afl-cio

Enclosures

AFL-CIO Housing Investment Trust

NOTICE OF A SPECIAL MEETING OF PARTICIPANTS

To Participants, AFL-CIO Housing Investment Trust:

Notice is hereby given that a Special Meeting of Participants (the “Meeting”) of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the “Trust”), a District of Columbia common law trust, will be held at the offices of the Trust, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037 on April 4, 2018 at 11:00 a.m. for the following purposes:

I.	To elect Jamie S. Rubin as a Class III Management Trustee, to hold office until the 2019 Annual Meeting or until his respective successor is elected and qualifies; and,

II.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

March 1, 2018 as of the close of business has been fixed as the record date for the determination of Participants entitled to notice of and to vote at the Meeting and any adjournment(s) thereof. Accordingly, only Participants of record as of the close of business on that date are entitled to notice of and to vote at the Meeting or at any such adjournment.

By Order of the Board of Trustees,

/s/ Stephen Coyle

Stephen Coyle
Chief Executive Officer

Dated: March 14, 2018

2

AFL-CIO HOUSING INVESTMENT TRUST

PROXY STATEMENT

March 14, 2018

General Matters

This Proxy Statement and accompanying proxy card are being sent on March 14, 2018 in connection with the solicitation of proxies for use at a Special Meeting of Participants (the “Meeting”) of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the “Trust” or “HIT”) to be held at the offices of the Trust, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037, on April 4, 2018, beginning at 11:00 a.m. and at any adjournment(s) thereof.

A copy of the Trust’s annual Report for the year ended December 31, 2017 including financial statements for the corresponding fiscal year, were previously mailed to each Participant entitled to vote at the Meeting. The Trust will furnish, without charge, a copy of the Annual Report for 2017 and the most recent Semi-Annual Report preceding the Annual Report to any Participant that requests one. Requests for reports should be made by placing a collect call to the Trust, at (202) 331-8055, and directing the call to the Marketing and Investor Relations Department. Written requests may be directed to the Executive Vice President/Managing Director of Defined Benefit Marketing, AFL-CIO Housing Investment Trust, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037. Reports may also be accessed on the Trust’s website at www.aflcio-hit.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE PARTICIPANTS MEETING TO BE HELD ON APRIL 4, 2018:

The Proxy Statement, Proxy Card, Notice of Special Meeting of Participants, the related cover letter and a copy of the Trust’s two most recent Participant Reports are available at https://www.proxyonline.com using your proxy control number.

ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

At the Meeting, Participants will act upon the matters outlined in the accompanying notice of Meeting, specifically the (i) election of one Class III Management Trustee; and, (ii) transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. In addition, at the Meeting the Trust’s management will respond to questions from Participants.

WHO IS ENTITLED TO VOTE?

March 1, 2018, as of the close of business, is the record date for the determination of Participants entitled to notice of and to vote at the Meeting and any adjournment(s) thereof (the “Record Date”). As of the Record Date, there were 5,572,458.459 Units of Participation of the Trust outstanding. Each Unit of Participation is entitled to one vote. No shares of any other class of securities were outstanding as of that date.

Only Participants of record on the Record Date, or their duly appointed proxies, will be entitled to vote at the Special Meeting. As of the Record Date, the Trustees and employees of the HIT as a group owned no Units of Participation of the Trust. As of the Record Date, no person was known by the HIT to own beneficially or of record 5% or more of Units of Participation of the HIT except as follows:

ILWU-PMA Pension Plan

Contra Costa County Employees’ Retirement Association

Only Participants of record as of the close of business on the Record Date will be entitled to vote at the Meeting.

WHO CAN ATTEND THE MEETING?

All Participants as of the Record Date, or their duly appointed proxies, may attend the Meeting.

WHAT CONSTITUTES A QUORUM?

A quorum for the Meeting is the presence in person or by proxy of Participants holding a majority of Units outstanding as of the close of business on the Record Date. As of the Record Date, 5,572,458.459 Units of Participation of the Trust were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of Units considered to be present at the Meeting.

HOW DO I VOTE?

By Mail: If the proxy card that is enclosed with this Proxy Statement is properly executed and returned, the Units of Participation it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, the proxy card will be voted in accordance with the Trustees’ recommendations set forth thereon.

By Automated Touchtone: If the proxy card is properly voted via the telephone, the Units of Participation it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, the proxy card will be voted in accordance with the Trustees’ recommendations set forth thereon.

To vote proxy via Automated Touchtone:

1)	Dial 1-888-227-9349 from a touchtone telephone

2)	Follow the voice prompts to enter the Control Number* that is included on the proxy card provided with this mailing and vote your proxies.

By Internet: If the proxy card is properly voted through the Internet, the Units of Participation it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, the proxy card will be voted in accordance with the Trustees’ recommendations set forth thereon. Online voting through the Internet will commence on March 14, 2018.

To vote by proxy through the Internet:

1)	Use a web browser to go to www.proxyonline.com

2)	Enter the Control Number* provided on your Proxy Card.

In Person: By attending the Meeting and voting your Units.

* Please type the Control Number into the appropriate screen exactly as it is shown on your Proxy Card.

CAN I CHANGE MY VOTE AFTER GIVING A PROXY?

Yes. Any Participant giving a Proxy may revoke it at any time before it is exercised by giving written notice to the Trust bearing a date later than the date of the Proxy, by submission of a later dated Proxy, or by voting in person at the Meeting, which any Participant may do whether or not such Participant has previously given a Proxy.

WHAT IS THE BOARD OF TRUSTEES’ RECOMMENDATION?

Unless you give other instructions when you vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Trustees. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

●	FOR election of the nominated Trustee (see page 4);

With respect to any other matter that properly comes before the Meeting or any adjournment or adjournments thereof, the proxy holders will vote as recommended by the Board of Trustees or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

The vote required for approval of a proposal will be an affirmative vote of a majority of the Units represented in person or by proxy at the Meeting. Each Unit is entitled to one vote. Abstentions will not be included in the calculation of the number of Units voted affirmatively for a proposal.

WHO IS MAKING THE SOLICITATION ON BEHALF OF THE TRUST?

The Proxy is being solicited by the Board of Trustees of the Trust through the mail. The cost of solicitation will be paid by the Trust. Further solicitation of proxies may be made by telephone or oral communication with some Participants following the original solicitation. Any such further solicitation will be made by Trustees or officers of the Trust who will not be compensated therefor. The date on which proxy materials were first mailed to Participants was March 14, 2018.

ELECTION OF TRUSTEE

PROPOSAL I:    TO ELECT ONE (1) CLASS III MANAGEMENT TRUSTEE

Under the Trust’s Declaration of Trust, the Board of Trustees may have up to 25 Trustees. Up to 12 Trustees may be Union Trustees, up to 12 Trustees may be Management Trustees, and one additional Trustee is to be the Chair. The Board of Trustees currently consists of 15 Trustees, eight (8) of whom are Union Trustees (Alvarez, Boland, Cooper, Durkee, McGarvey, Rigmaiden, Shuler, Trumka), six (6) of whom are Management Trustees (Gainer, Schmidt, Spear, Stanley, Thompson and Quinn), and one (1) of whom is the Chair (Kanovsky).

The Declaration of Trust divides the Union and Management Trustees into three classes (each, a “Class”). Each Class is required to have, insofar as the pool of Trustees permits, an equal number of Union and Management Trustees. The term of each Class expires at the third Annual Meeting following its election; the term of one Class expires each year. Mr. Rubin is standing for election for the first time as a Class III Management Trustee. If elected, he would serve the remaining two years of the term for Class III Trustees and would stand for reelection in 2019, or until his successor is elected and qualifies.

The principal occupations and business experience for at least the past five years of Mr. Rubin is described below under “Nominee for Election.”

If the enclosed Proxy is received from a Participant, the Units of Participation represented by such Proxy will be voted for the nominee listed below (unless otherwise indicated on the Proxy). Although the Trust does not contemplate that Mr. Rubin would be unavailable for election, if a vacancy should be occasioned by death or other unexpected occurrence, it is currently intended that the Proxies will be voted for such other person, if any, as the Nominating Committee may recommend. Proxies will not be voted for a greater number of persons than the number of nominees named.

Nominee for Election

The following information was furnished to the Trust by the nominee and sets forth his name, age, principal occupation or employment and the period during which he has served as a Trustee of the Trust, if any. The nominee has consented to be named in this Proxy Statement and to serve on the Board of Trustees if elected. The current Trustees of the HIT, their principal occupations and qualifications for Board service, and other information are also listed below. Correspondence intended for the Nominee or any Incumbent Trustee may be sent c/o AFL-CIO Housing Investment Trust, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037.

Name, Address & Age	Position Held with the Trust	Term of Office & Length of Time Served	Principal Occupation & Business Experience Past 5 Years / Qualification for Board Service *	Number of Series in Trust Overseen by Trustee	Other Directorships Held by Trustee **
Jamie S. Rubin Age 50	None	N/A	CEO, Meridiam Infrastructure North America Corp.; formerly Director of State Operations, State of New York; Commissioner, New York State Homes & Community Renewal; founding Executive Director, Governor’s Office of Storm Recovery. Mr. Rubin has particular knowledge about government, economic development and public policy.	N/A	None

THE BOARD OF TRUSTEES RECOMMENDS THAT PARTICIPANTS VOTE “FOR” THE ELECTION OF THE NOMINEE AS A CLASS III TRUSTEE.

*	The Nominee for Election to the HIT’s Board of Trustees is not an “interested person” as defined in the Investment Company Act.

**	Disclosure is related to the past 5-year period and is limited to directorships in a corporation or trust having securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act, or a company registered as an investment company under the Investment Company Act of 1940, as amended.

Incumbent Trustees

The following incumbent Trustees will continue in office in accordance with the Trust’s Declaration of Trust, and are expected to stand for reelection at subsequent Annual Meetings of Participants.

Name and Age	Position Held with the HIT	Term of Office and Length of Time Served	Principal Occupation & Business Experience During at Least Past 5 Years/ Qualification for Board Service*	Other Directorships Held by Trustee**
Helen R. Kanovsky Age 67	Chair	Service Commenced 2018, Term Expires 2018

General Counsel, Mortgage Bankers Association; formerly General Counsel, U.S. Department Housing & Urban Development; Chief Operating Officer & General Counsel, AFL-CIO Housing Investment Trust. Ms. Kanovsky has particular knowledge and experience regarding the significant facets of the operations of the HIT, real estate finance, the housing industry, legal and regulatory matters, pension plans, and public policy.

None
Vincent Alvarez Age 49	Union Trustee	Service Commenced December 2012, Term Expires 2019

President, New York City Central Labor Council; formerly Assistant Legislative Director, New York State AFL-CIO; New York City Central Labor Council Chief of Staff. Mr. Alvarez has particular knowledge and experience regarding the labor movement and public policy.

None
James Boland Age 67	Union Trustee	Service Commenced October 2010, Term Expires 2019	President, International Union of Bricklayers and Allied Craftworkers (“BAC”); Trustee, International Masonry Institute; Co-Chair , International Trowel Trades Pension Fund and BAC International Health Fund; Executive Board Member, BAC Staff Health Plan; Trustee BAC Local Union Officers and Employees Pension Fund and BAC Salaried Employees Pension Fund; formerly Executive Vice President and Secretary-Treasurer, BAC. Mr. Boland has particular knowledge and experience regarding pension funds, the construction industry and the labor movement.	None

* None of the Trustees of the HIT are “interested persons” as defined in the Investment Company Act.

** Disclosure is related to the past 5-year period and is limited to directorships in a corporation or trust having securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act, or a company registered as an investment company under the Investment Company Act.

Name and Age	Position Held with the HIT	Term of Office and Length of Time Served	Principal Occupation & Business Experience During at Least Past 5 Years/ Qualification for Board Service*	Other Directorships Held by Trustee**
Kenneth W. Cooper Age 56	Union Trustee	Service Commenced 2018, Term Expires 2020

International Secretary-Treasurer, International Brotherhood of Electrical Workers (“IBEW”); formerly International Vice President, Fourth District, IBEW. Mr. Cooper has particular knowledge and experience regarding the construction industry, pension funds and the labor movement.

None
David B. Durkee Age 64	Union Trustee	Service Commenced 2018, Term Expires 2020

International President, Bakery, Confectionery, Tobacco Workers & Grain Millers Union (“BCTGM”); formerly International Secretary-Treasurer, BCTGM. Mr. Durkee has particular knowledge and experience regarding pension funds and the labor movement.

None
Sean McGarvey Age 55	Union Trustee	Service Commenced December 2012, Term Expires 2018

President, North America’s Building Trades Unions; formerly Secretary-Treasurer, Building and Construction Trades Department, AFL-CIO. Mr. McGarvey has particular knowledge and experience regarding the construction industry and investment and the labor movement.

None
Kenneth E. Rigmaiden Age 64	Union Trustee	Service Commenced 2011, Term Expires 2020

General President International Union of Painters and Allied Trades of the United States and Canada (IUPAT); Director, Coalition of Black Trade Unionists and Board for Partnership for Working Families; formerly Assistant to the General President, IUPAT; National Project Coordinator, IUPAT Job Corps Program; Director, United Way. Mr. Rigmaiden has particular knowledge and experience regarding the construction industry, pension funds, and the labor movement.

None
Elizabeth Shuler Age 47	Union Trustee	Service Commenced 2009, Term Expires 2018	Secretary-Treasurer, AFL-CIO; Trustee, AFL-CIO Staff Retirement Plan; formerly Executive Assistant to the President, IBEW. Ms. Shuler	None

Name and Age	Position Held with the HIT	Term of Office and Length of Time Served	Principal Occupation & Business Experience During at Least Past 5 Years/ Qualification for Board Service*	Other Directorships Held by Trustee**
has particular knowledge and experience regarding the construction industry, pension plans and the labor movement.

Richard L. Trumka Age 68	Union Trustee	Service Commenced December 1995, Term Expires 2020

President, AFL-CIO; Chairman, AFL-CIO Staff Retirement Plan; formerly Secretary-Treasurer, AFL-CIO. Mr. Trumka has particular knowledge and experience regarding the significant facets of the operations of the HIT, the financial industry, pension plans and the labor movement.

None
Marlyn J. Spear, CFA Age 64	Management Trustee	Service Commenced March 1995, Term Expires 2018

Director, Baird Funds, Inc.; Member, Greater Milwaukee Foundation Investment Committee; Chartered Financial Analyst designation and long-term investment management experience; formerly Chief Investment Officer, Building Trades United Pension Trust Fund (Milwaukee and Vicinity). Ms. Spear has particular knowledge and experience regarding the significant facets of the operations of the HIT, pension funds, finance and accounting, and the investment management industry.

Baird Funds, Inc.
Tony Stanley Age 84	Management Trustee	Service Commenced December 1983, Term Expires 2019

Director, TransCon Builders, Inc.; formerly Executive Vice President, TransCon Builders, Inc. Mr. Stanley has particular knowledge and experience regarding the significant facets of the operations of the HIT, finance, long-term health care; and the construction industry.

None
Bridget Gainer Age 49	Management Trustee	Service Commenced December 2018, Term Expires 2020	Commissioner, Cook County Board and Vice President of Global & Public Affairs, Aon; formerly Director, Chicago Parks District. Ms. Gainer has particular knowledge and experience regarding labor relations, pension plans and public policy.	None

Name and Age	Position Held with the HIT	Term of Office and Length of Time Served	Principal Occupation & Business Experience During at Least Past 5 Years/ Qualification for Board Service*	Other Directorships Held by Trustee**
Jack Quinn, Jr. Age 67	Management Trustee	Service Commenced June 2005, Term Expires 2017

Senior Advisor for Public & Community Relations, Barclay Damon; formerly President, Erie Community College; President, Cassidy & Associates; Member of Congress, 27th District, New York. Mr. Quinn has particular knowledge and experience regarding the significant facets of the operations of the HIT and public policy.

Kaiser Aluminum Corporation
Deidre L. Schmidt Age 47	Management Trustee	Service Commenced December 2018, Term Expires 2020

President & CEO, CommonBond Communities; formerly Principal, One Roof Global Consulting; Lecturer, Harvard Graduate School of Design; Executive Director, Affordable Housing Institute. Ms. Schmidt has particular knowledge and expertise regarding significant facets of real estate finance, community development and public policy.

None
William C. Thomspon, Jr. Age 64	Management Trustee	Service Commenced December 2018, Term Expires 2020	Senior Managing Director, Chief Administrative Officer, Siebert Cisneros Shank & Co., LLC; formerly Comptroller, City of New York. Mr. Thompson has particular knowledge and experience regarding the significant facets of community development, finance, pension plans and public policy.	None

Union Trustees Cooper, Durkee, Rigmaiden and Trumka and Management Trustees Gainer, Quinn, Schmidt and Thompson are “Class I” Trustees, whose terms expire at the 2020 Annual Meeting of Participants. Union Trustees McGarvey and Shuler and Management Trustee Spear are “Class II” Trustees whose terms expire at the 2018 Annual Meeting of Participants. Union Trustees Alvarez and Boland and Management Trustee Stanley are “Class III” Trustees whose terms expire at the 2019 Annual Meeting of Participants. Chair Kanovsky is the Chairman (a non-classified trustee) with a one-year term expiring at the 2018 Annual Meeting of Participants.

EXECUTIVE OFFICERS

The Executive Officers of the HIT are all located at 2401 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20037, with the exception of Theodore S. Chandler who is located at 155 North Lake Avenue, Suite 800, Pasadena, CA 91101 and Emily Johnstone who is located at One Sansome Street, Suite 3500, San Francisco, CA 94104. The Executive Officers of the HIT are elected annually by the Board of Trustees to terms of approximately 12 months generally running concurrently with the fiscal year or until their respective successors are appointed and qualify. The executive officers of the HIT are as follows:

Name & Age	Current Position with the HIT	Length of Time Served with the HIT	Principal Occupation(s) over at Least Past 5 Years
Stephen F. Coyle Age 72	Chief Executive Officer	Service Commenced February 1992	Chief Executive Officer since 1992, AFL-CIO Housing Investment Trust.

Theodore S. Chandler Age 58	Chief Operating Officer	Service Commenced June 2009	Vice President, Fannie Mae; Deputy Executive Director, Massachusetts Industrial Finance Agency; Acting Director and Chief of Staff, Boston Redevelopment Authority.

Erica Khatchadourian Age 50	Chief Financial Officer since 2001	Service Commenced April 1993	Controller and Chief of Staff and Director of Operations, AFL-CIO Housing Investment Trust.
Chang Suh Age 47	Senior Executive Vice President/Chief Portfolio Manager since 2003	Service Commenced April 1998	Assistant Portfolio Manager; Senior Portfolio Analyst, AFL-CIO Housing Investment Trust.

Nicholas C. Milano Age 50	General Counsel	Service Commenced August 2013, Previous Service 2003-2007	Of Counsel, Perkins Coie LLP; Deputy General Counsel and Chief Compliance Officer, Legg Mason Capital Management; Deputy General Counsel and Chief Compliance Officer, AFL-CIO Housing Investment Trust; Senior Counsel, Division of Investment Management, Securities and Exchange Commission.

Eric Price Age 56	Executive Vice President since 2010	Service Commenced February 2010, Previous Service 1994-1998	Chief Executive Officer, HIT Advisers LLC; Chief Executive Officer Building America CDE, Inc.; formerly Senior Vice President, Abdo Development; Senior Vice President--Neighborhood Markets, Local Initiative Support Corporation; Deputy Mayor for Planning and Economic Development, District of Columbia.

Name & Age	Current Position with the HIT	Length of Time Served with the HIT	Principal Occupation(s) over at Least Past 5 Years
Deborah Cohen Age 68	Chief Development Officer since 2009	Service Commenced in January 2008	Chief Director of Marketing and Investor Relations and Assistant Portfolio Manager, AFL-CIO Housing Investment Trust; Senior Director of Planning and Research, Federal Home Loan Banks.

Emily Johnstone Age 44	Executive Vice President and Managing Director of Defined Contribution Marketing since 2016	Service Commenced May 2011, previous service 1998-2000	Managing Director of Business Development and Regional Marketing Director, AFL-CIO Housing Investment Trust; Director of Investor Relations and Director of the West Regional Office, RBC Capital Markets

Thalia B. Lankin Age 39	Chief Business Development Officer since 2016	Service Commenced March 2004	Chief Operating Officer, Building America CDE, Inc.; formerly Director of Operations, Chief of Staff and Special Counsel, AFL-CIO Housing Investment Trust.

Harpreet Peleg Age 44	Controller since 2005	Service Commenced March 2005	Chief Financial Officer, Building America CDE, Inc.; formerly Chief Financial Officer, AFL-CIO Investment Trust Corporation; Financial Analyst, Goldman Sachs.

Stephanie Wiggins Age 52	Executive Vice President and Chief Investment Officer since January 2001	Service Commenced November 2000	Director, Fannie Mae Production, AFL-CIO Housing Investment Trust; Director, Prudential Mortgage Capital Company; Vice President / Multifamily Transaction Manger, WMF Capital Corporation.

Lesyllee White Age 55	Executive Vice President since 2015 and Managing Director of Defined Benefit Marketing since 2016	Service Commenced November 1999	Senior Vice President / Managing Director of Marketing, AFL-CIO Housing Investment Trust; Director of Marketing, AFL-CIO Housing Investment Trust

Organization of Board of Trustees

Under the terms of the Declaration of Trust, the Board of Trustees of the Trust has overall responsibility for the management and policies of the Trust. The Board of Trustees maintains four committees: the Executive Committee, the Nominating Committee, the Audit Committee and the Committee of the Whole.

The current members of the Executive Committee are Chair Kanovsky and Trustees Spear, Stanley, and Trumka. None of these persons is an interested person, as defined by Section 2(a)(19) of the Investment Company Act of 1940. The Committee chooses one of its members to serve as Chair of the Committee. The Executive

Committee has all the authority of the Board of Trustees when the Board is not in session. It met once in 2017 and has not met year-to-date 2018.

No committee functions as a compensation committee as such. The Executive Committee, however, may from time to time make recommendations to the Board of Trustees concerning compensation payable to Trustees acting in their capacities as Trustees, and compensation payable to executive officers. See “COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS.”

Individuals are not eligible to invest in the HIT and none of the Trustees or officers owns any Units of the HIT.

Nominating Committee

The Nominating Committee is a separately chartered committee which was formally constituted by the Board of Trustees on April 7, 2004. The current members of the Nominating Committee are Chair Kanovsky and Trustees Spear, Stanley, and Trumka. None of these persons is an interested person, as defined by Section 2(a)(19) of the Investment Company Act of 1940. The Nominating Committee is responsible for the nomination of persons to serve as members of the Board of Trustees. The Nominating Committee met once in 2017, when it convened during a meeting of the Committee of the Whole of the Board of Trustees to consider and recommend the current nominee Class III Trustee. It has not met year-to-date in 2018.

The Nominating Committee has a charter, a copy of which was filed as an appendix to the May 18, 2005 Proxy Statement. Pursuant to Section (4) of its charter, the Nominating Committee will consider Trustee candidates recommended by Participants. The Nominating Committee has not adopted formal procedures to be followed by Participants in submitting such recommendations. However, it is the practice of the Board of Trustees, the members of which are disinterested, to set a record date by which Participants in the Trust may submit matters for consideration by the Participants at the Annual Meeting, including recommendations for Trustee candidates. Once received, the Nominating Committee reviews the eligibility of each candidate in accordance with the criteria set forth in the charter.

All candidates are evaluated in the same manner, regardless of the process by which they were recommended. Pursuant to the Nominating Committee charter, candidates are evaluated by the Committee in terms of relevant experience that would enable the candidate to serve effectively as a Trustee, as well as compatibility with respect to the Trust’s mission. In addition, candidates are evaluated based on their eligibility to serve under the Trust’s Declaration of Trust. When a viable candidate has been identified, the members of the Committee may conduct in-person interviews of such candidate. When all of the candidates recommended to the Committee have been evaluated and, if applicable, interviewed, the Committee will determine which of the viable candidates should be presented to the Board of Trustees of the Trust for nomination to Participants to become a member of the Board of Trustees of the Trust. The Trustees’ policy is to nominate Trustees in a manner that seeks to produce the best candidates with a diversity of qualities, experience, backgrounds and complementary skills.

Audit Committee

The Audit Committee is a separately constituted committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. It monitors the accounting practices and performance of Trust management and the Trust’s independent registered public accounting firm. The Board of Trustees previously selected Trustee Spear (designated Audit Committee Financial Expert) to be Chairperson of the Committee and Trustees Boland, Shuler, Stanley and Quinn to serve as the current members of the Committee. None of these persons would be interested persons, as defined by Section 2(a)(19) of the Investment Company Act of 1940. The Audit Committee operates under a written charter adopted by the Board of Trustees, a copy of which was filed as an appendix to the Trust’s registration statement. Pursuant to its charter, the Audit Committee must meet annually with the independent registered public accounting firm to review the audit outside the presence of Trust management. The Audit Committee met three times in 2017 and has met once year-to-date in 2018.

Committee of the Whole

The Committee of the Whole monitors the Trust’s investment practices and policies, reviews proposed changes thereto, considers new investment practices and policies and oversees the marketing policies and strategies of the Trust. This Committee is currently composed of all Trustees. It met one time in 2017, when it convened as the Nominating Committee to review candidate for Class III Trustee. It has not met year-to-date in 2018.

Board of Trustees

The Board of Trustees met three times in 2017 and has met once year-to-date in 2018. Trustees McGarvey and Trumka each attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Trustees (held during the period for which they were Trustees) and (2) the total number of meetings held by all committees of the Board of Trustees on which they served (during the periods that they served) during the 2017 fiscal year. Board members who have been unable to attend meetings due to scheduling conflicts receive all materials and are regularly briefed on matters before the Board.

As the Trust’s investors are made up primarily of eligible pension plans, Participants have ready access to the Board of Trustees, both collectively and individually. This may be accomplished by contacting, in the first instance, the Trust’s Chief Operating Officer. Participants may also contact Trustees directly (several of whom sit on the Boards of Participants). In addition, since historically the Trust’s Board of Trustees has been comprised solely of independent trustees and an independent Chair, the Trust has no policy with respect to Trustee attendance at the Annual Meeting. No Trustee and no Participant attended the Annual Meeting in 2017.

Consistent with its overall responsibility for the management and policies of the HIT, the Board of Trustees oversees the risk management of the HIT directly and, through its committee structure and delegations to HIT management, indirectly. The Board of Trustees has adopted and periodically reviews and approves policies and procedures which are designed to address areas of potential concern, such as valuation, internal controls, and portfolio management and which regulate the daily business conduct of the HIT. The Board of Trustees requires regular reports from Trust management on matters related to risk both at its regular meetings and periodically throughout the year. The Chief Financial Officer reports regularly to the Board of Trustees and the Audit Committee on matters related to internal controls, audits and accounting. The Chief Compliance Officer reports to the Board of Trustees in person and in writing regarding the effectiveness of the HIT’s compliance program and other compliance related matters at least annually. In addition, the Board of Trustees and the Audit Committee requires regular reports from independent valuation validation consultants and the HIT’s independent auditor and periodic reports from outside counsel and fund compliance service providers to assist its risk management efforts.

2017 Compensation Table

The following table sets forth the aggregate compensation from the HIT to each of the three highest paid officers of the HIT and to all Trustees of the HIT. The HIT is a single, internally managed fund, and its staff as of December 31, 2017 included 53 employees. Therefore, in addition to those individuals identified in the table below, the HIT had 49 other employees who earned aggregate compensation exceeding $60,000 during the 2017 fiscal year.

Name of Person, Position	Aggregate Compensation From HIT	Pension or Retirement Benefits Accrued in HIT Expenses	Estimated Annual Benefits Upon Retirement[1]	Total Compensation Paid to Trustees

Stephen Coyle[2] Chief Executive Officer	$523,057	$239,677	Cannot be determined	Not applicable

Chang Suh[3] Chief Portfolio Manager	509,555	70,800	147,842	Not applicable

Theodore Chandler[4] Chief Operating Officer	423,665	70,800	64,130	Not applicable

Richard Ravitch Chairman	10,000	—	—	10,000

Vincent Alvarez Union Trustee	—	—	—	—

James Boland Union Trustee	—	—	—	—

Sean McGarvey Union Trustee	—	—	—	—

Kenneth Rigmaiden Union Trustee	—	—	—	—

Elizabeth Shuler Union Trustee	—	—	—	—

1       The estimated annual benefits payable upon retirement at normal retirement age to the executive officers of the HIT, other than Mr. Coyle who does not participate in the Retirement Plan, are determined primarily by a formula based on final average salary and years of service and assume that the officers retire at ages that are consistent with IRS requirements. See “RETIREMENT PLANS” below.

2       Aggregate HIT Compensation includes $24,000 of deferred compensation in 2017 under the 401(k) Plan, and excludes compensation deferred in lieu of participation in the Retirement Plan and interest thereon. Pension or Retirement Benefits as Part of HIT Expenses includes $6,000 of matching funds paid by the HIT into the 401(k) Plan and $233,677 of deferred compensation in lieu of participation in the Retirement Plan. The total amount accrued by Mr. Coyle through December 31, 2017 in lieu of participation in the Retirement Plan, including interest, is $3,070,320 and the total amount accrued under the 401(k) Plan through December 31, 2017, including interest and HIT matching, is $823,952. Additionally, Mr. Coyle received payouts of a portion of compensation deferred in previous years in the amount of $163,394 during fiscal year 2017.

3       Aggregate HIT compensation includes $18,000 of deferred compensation in 2017 under the 401 (k) Plan, and excludes amounts contributed to the Retirement Plan on Mr. Suh’s behalf. Pension or Retirement Benefits as Part of HIT Expenses includes $6,000 of matching funds paid by the HIT into the 401(k) Plan and $64,800 contributed to the Retirement Plan in 2017 on Mr. Suh’s behalf. The total amount deferred by Mr. Suh as of December 31, 2017 under the 401(k) Plan, including interest and HIT matching, is $920,427.

4       Aggregate HIT Compensation includes $24,000 of deferred compensation in 2017 under the 401(k) Plan, and excludes amounts contributed to the Retirement Plan on Mr. Chandler’s behalf. Pension or Retirement Benefits as Part of HIT Expenses includes $6,000 of matching funds paid by the HIT into the 401(k) Plan and $64,800 contributed to the Retirement Plan in 2017 on Mr. Chandler’s behalf. The total amount deferred by Mr. Chandler as of December 31, 2017 under the 401(k) Plan, including interest and HIT matching, is $285,717.

Richard Trumka Union Trustee	—	—	—	—

Marlyn J. Spear Management Trustee	3,500	—	—	3,500

Tony Stanley Management Trustee	2,500	—	—	2,500

Jack Quinn, Jr. Management Trustee	2,500	—	—	2,500

The HIT adopted the AFL-CIO Staff Retirement Plan (the “Staff Retirement Plan”) for all of its employees except for its Chief Executive Officer, Stephen Coyle (who by the terms of the Staff Retirement Plan is ineligible), effective as of October 1, 1990. Mr. Coyle has participated in a separate non-qualified retirement plan since the start of his employment in 1992. Effective October 1, 1996, the HIT sponsored the AFL-CIO Housing Investment Trust 401(k) Plan (the “401(k) Plan”) described below for all of its employees.

RETIREMENT PLANS

Under the Staff Retirement Plan, contributions are based on an eligible employee’s base salary. The Internal Revenue Service imposes an annual maximum on the amount that can be included in determining base salary during 2017, which amount was $270,000. In general, employer contribution rates are determined actuarially every year. The Staff Retirement Plan was funded by employer contributions at rates of approximately 24.00% of eligible employees’ base salaries during the twelve months ended December 31, 2017. During 2017, the annual base salary for pension purposes of Mr. Chandler and Mr. Suh was $250,000 each consistent with the terms of the current salary freeze in Final Average Salary explained below.

The Staff Retirement Plan is open to employees of the AFL-CIO and other participating employers that are approved by the Staff Retirement Plan’s board of trustees and that make contributions to the Staff Retirement Plan on their behalf. Such employees become members of the Staff Retirement Plan on their first day of employment that they are scheduled to work at least 1,000 hours during the next 12 consecutive months.

The Staff Retirement Plan provides a retirement pension to eligible employees for life, beginning at age 65 if the employee has at least three years of credited service, beginning at age 60 if the employee has at least 10 years of credited service, or beginning at age 50 if the employee’s age plus years of credited service equals 80 or more. The amount of this pension depends on average base salary and years of credited service at retirement. Eligible employees will receive 3.00% of an average of their highest three years’ base earnings (“Final Average Salary”) for each year of credited service up to 25 years, and 0.5% of their Final Average Salary of each year of credited service over 25 years. This calculated amount is subject to (1) Internal Revenue Service limits, (2) the Staff Retirement Plan modification noted below and (3) certain elections related to survivor benefits made by the employee at the time of retirement. The Staff Retirement Plan modified the calculation of the Final Average Salary effective June 30, 2014 such that, the Final Average Salary would be frozen for vested employees and would be capped as the average of the first three years of service for unvested employees.

Set forth below is a table showing estimated annual benefits payable upon retirement in specified compensation and years of service classifications. As of the date hereof, Mr. Chandler has approximately eight and Mr. Suh has approximately 19 credited years of service under the Staff Retirement Plan.

	Years of Service
Final Average Salary[1]	15[2]	20[2]	25[2]	30[3]	35[3]
$150,000	$67,500	$90,000	$112,500	$116,250	$120,000
200,000	90,000	120,000	150,000	155,000	160,000
250,000	112,500	150,000	187,500	193,750	200,000
270,000	121,500	162,000	202,500	209,250	216,000

Mr. Coyle separately participates in a non-qualified retirement plan, commonly referred to as a “top hat plan”, maintained by HIT. Under this plan, Mr. Coyle receives a company credit under the plan equal to one-third of his salary with an option to defer additional amounts consistent with tax laws. Vesting under the plan is immediate. Amounts deferred under the plan prior to 2005 and in 2014 are currently being distributed in accordance with Mr. Coyle’s elections. The HIT carries the accrued liability for the benefit under the plan in its financial statements and pays benefits as prescribed by the plan.

THE 401(K) PLAN

Under the AFL-CIO Housing Investment Trust 401(k) Plan, an eligible employee may designate to set aside up to 100% of his or her total compensation, up to the IRS maximum. As of the date of this document, the HIT is matching dollar-for-dollar the first $6,000 contributed in 2018. The amount deferred by an eligible employee and the amount of the HIT’s matching contribution, if any, will be deposited in a trust account in the employee’s name and vests immediately. Every employee of the HIT is eligible to participate in the 401(k) Plan provided such employee has reached the age of 21 and is not a nonresident alien. An eligible employee may enroll in the 401(k) Plan at any time during the year.

When a participating employee terminates his or her employment, retires or becomes disabled, the employee will be able to receive as a lump sum payment the salary reduction amounts that were contributed to the trust account on the employee’s behalf, the additional amounts that the HIT contributed to the trust account on the employee’s behalf, plus income earned (or less losses incurred) as a result of investment of these contributions (less the employee’s allocated share of expenses).

Except as noted below, an actively working employee cannot withdraw these amounts unless the employee has a financial hardship. A financial hardship is an immediate and heavy financial need for which the employee has no other available resources, and includes medical expenses, the purchase of a primary residence, the payment of tuition and related educational fees, funeral expenses of an immediate family member, and the need to prevent eviction from, or foreclosure of the mortgage of, the employee’s primary residence. The employee will be required to present evidence of the financial hardship and upon submission of such evidence may be entitled to withdraw an amount, up to the 401(k) contribution basis in the employee’s account, to meet the immediate financial need.

The amount in an employee’s account must be distributed to the employee in one lump sum or in periodic installments beginning no later than April 1st of the year following the year in which the employee retires after reaching age 70½. Additionally, these amounts must be distributed within a reasonable time following the termination of the 401(k) Plan or, when requested, the termination of the employee’s employment. An actively working employee will be entitled to receive a distribution of the amounts in their account upon the employee’s attainment of age 65. A participating employee may borrow from his or her account subject to certain prescribed limitations.

The following table sets forth the amounts paid or distributed pursuant to the 401(k) Plan in 2017 to the Executive Officers listed in the Compensation Table above, and the amounts deferred and paid as part of HIT

1       The Internal Revenue Code limits the permissible benefit payments that may be paid under the Retirement Plan. Consequently, the amounts of retirement benefits that actually may be paid to individual employees may be significantly lower than shown, depending on several factors, including but not limited to the employee’s years of service, level of compensation, and actual year of retirement.

2        3.00% per year up to 25 years.

3       0.5% per year over 25 years.

expenses, pursuant to the 401(k) Plan for the accounts of such individuals during 2017, the distribution or unconditional vesting of which are not subject to future events.

Name of Individual	Amount Paid or Distributed	Amount Deferred from HIT Aggregate Compensation	Employer Matching
Stephen Coyle	$0	$24,000	$6,000
Chang Suh	0	18,000	6,000
Theodore Chandler	0	24,000	6,000

PROPOSALS FOR 2018 ANNUAL MEETING OF PARTICIPANTS

Participants who wish to make a proposal to be included in the Trust’s proxy statement and form of proxy for the Trust’s Annual Meeting of Participants (expected to be held in December 2018 at the offices of the Trust, 2401 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20037) must cause such proposal to be received by the Trust at its principal office not later than June 30, 2018.

OTHER MATTERS

The Trust currently has no independent investment adviser.

At the date of this Proxy Statement, the Trustees know of no other matters that may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Units represented by such Proxy in accordance with their best judgment.

Participants who are unable to attend the Meeting in person are urged to forward their Proxies commencing on March 14, 2018. A prompt response will be appreciated.

By Order of the Board of Trustees,

/s/ Stephen Coyle

Stephen Coyle
Chief Executive Officer

AFL-CIO	PROXY CARD
Housing Investment Trust	SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS
[Participant Name]

[Participant’s Address]	1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. BY INTERNET: Please go to https://www.proxyonline.com using your proxy control number found below

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY UNITS YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!	3. PHONE dial toll-free 888-227-9349 to reach an automated touchtone voting line

CONTROL NUMBER

AFL-CIO Housing Investment Trust

SPECIAL MEETING OF PARTICIPANTS TO BE HELD ON APRIL 4, 2018

The Units of Participation represented hereby will be voted in accordance with instructions contained in this Proxy.

The signer hereby appoints Thalia B. Lankin and Erica Khatchadourian and each of them with power to act without the other and with full power of substitution, as proxies for and on behalf of the undersigned, to vote all Units of Participation which the undersigned is entitled to vote at the Special Meeting of Participants of the AFL-CIO Housing Investment Trust (the “Trust” or the “HIT”) to be held April 4, 2018, and all adjournments thereof, with all the powers that the undersigned would possess if personally present and particularly (but without limiting the generality of the foregoing) to vote and act upon the matters of the Meeting.

The signer of this Proxy hereby ratifies and confirms all that said proxies or their substitutes or any of them may lawfully do so by virtue hereof. The signer hereby acknowledges receipt of the Notice of the 2018 Special Meeting of Participants to be held April 4, 2018 and the Proxy Statement dated March 14, 2018.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 4, 2018: The proxy statement is available online at

https://www.proxyonline.com

PLEASE NOTE THAT ALL VOTES MUST BE TIME-STAMPED OR POSTMARKED

BY MIDNIGHT ON APRIL 3, 2018.

[PROXY ID NUMBER HERE]	[Barcode Here]	[CUSIP HERE]

AFL-CIO Housing Investment Trust
2018 Special Meeting of Participants
PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign exactly as your name appears on this proxy card. When units are held by joint tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

	SIGNATURE (AND TITLE IF APPLICABLE)	DATE

	SIGNATURE (IF HELD JOINTLY)	DATE

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: ●

		FOR	AGAINST	ABSTAIN
PROPOSALS

1.	For the election of Jamie S. Rubin as Class III Management Trustee to hold office until the 2019 Annual Meeting of Participants or until his successor is elected and qualifies:	○	○	○
2.	Upon such other matters as may properly come before the meeting:	○	○	○

The Trustees recommend a vote FOR the above items. ANY PROXY RECEIVED AND NOT MARKED OTHERWISE WILL BE TREATED AS A VOTE FOR THE ITEMS.

PLEASE NOTE THAT ALL VOTES MUST BE TIME-STAMPED OR POSTMARKED

BY MIDNIGHT ON APRIL 3, 2018.

THANK YOU FOR VOTING!

[PROXY ID NUMBER HERE]	[Barcode Here]	[CUSIP HERE]